Exhibit 10.8

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") dated as of December 31, 2014 (the "Effective Date") between BOURBON BROTHERS #14, LLC, a Colorado limited liability company ("Lender"), and BOURBON BROTHERS HOLDING CORPORATION, a Colorado corporation ("Borrower"), provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender.   The parties agree as follows:
1.	LOAN & NOTE

1.1.     Promise to Pay.  Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Obligations and accrued and unpaid interest thereon as and when due in accordance with this Agreement.  "Obligations" means Borrower's obligations to pay when due any debts, principal, interest, fees, Lender expenses, and other amounts Borrower owes Lender now or later, whether under this Agreement, the Note (as defined below) or otherwise, including, without limitation, interest accruing and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower's duties under this Agreement and the Note.
1.2.     Loan.  Subject to the terms and conditions of this Agreement, on or about the Effective Date, Lender shall loan to Borrower, the principal amount of $1,250,000.  The Obligations shall be evidenced by and shall be repayable in accordance with the promissory note executed by Borrower in favor of the Lender, dated as of the Effective Date (the "Note"). All terms of payment of principal, interest, service fees, and all terms of prepayment, are as set forth in the Note.
1.3.     Warrant.  As further consideration to enter into this Agreement, Borrower issues the following warrants to purchase its common stock each exercisable at $0.10 per share for five years:  (i) warrant exercisable for 7.5 million shares to Lender; (ii) warrant exercisable for 7.5 million shares to J.W. Roth (collectively, the "Warrants").

2.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:
2.1.    Due Organization, Authorization; Power and Authority.  Borrower is duly organized, validly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified, in each case except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower's business.
The execution, delivery and performance by Borrower of this Agreement, the Note, and the Warrants to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower's organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material requirement of law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which Borrower or any of its subsidiaries or any of their properly or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound, in each case of (ii) through (v) above, except as could not reasonably be expected to have a material adverse effect on Borrower's business.  Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower's business.

2.2.     Litigation.  There are no actions or proceedings pending or, to the knowledge of the Borrower, threatened in writing by or against Borrower or any of its subsidiaries involving more than, individually or in the aggregate, $100,000.
2.3.     Financial Statements; Financial Condition.  All consolidated financial statements for Borrower and any of its subsidiaries available Lender fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations.  There has not been any material deterioration in Borrower's consolidated financial condition since September 30, 2014, the date of the most recent financial statements available to Lender (which financial statements are included in the Company's periodic reports filed with the Securities and Exchange Commission).
2.4.     Use of Proceeds.  Borrower shall use the proceeds of the Obligations solely in connection with the development and operation of its restaurant businesses (through its subsidiaries), and as working capital, and not for personal, family, household or agricultural purposes.
3.	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:
3.1.     Government Compliance.  Maintain its and all its subsidiaries' legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations.  Borrower shall comply, and have each subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.
3.2.     Insurance.  Keep its business insured for risks and in amounts standard for companies in Borrower's industry and location and as Lender may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not affiliates of Borrower, and in amounts that are standard for companies in Borrower's industry and location.
3.3.     Further Assurances.  Execute any further instruments and take further action as Lender reasonably requests to effect the purposes of this Agreement.  Deliver to Lender, within 5 days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any governmental authority regarding compliance with or maintenance of governmental approvals or requirements of law that could reasonably be expected to have a material adverse effect on any of the governmental approvals or otherwise on the operations of Borrower or any of its subsidiaries.

4.	EVENTS OF DEFAULT

Any event of default (an "Event of Default") under the Note shall constitute an Event of Default under this Agreement. Further, an Event of Default shall occur if, upon written notice by Lender to Borrower, that Borrower has failed or neglected to perform any obligation or covenant in this Agreement and, after written notice by Lender of such failure to perform, Borrower fails to cure the default within 30 days after receipt of such notice.
5.	REMEDIES

5.1.     Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may do any of the following:
(a)   Default Rate.  Accrue and collect interest at any default rate set forth in the Note and collect any late fees provided for in the Note.
(b)  Acceleration.  Declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, or other notice of default of any kind, all of which are hereby expressly waived.
(c)  Setoff.  Lender may exercise liens upon and rights of setoff against any monies, items, credits, deposits, or instruments that Lender may have in its possession and which belong to Borrower or to any other person or entity liable for the payment of any or all of the Obligations.
(d)  Receivership.  Lender may apply for and have a receiver appointed by a state or federal court of competent jurisdiction to manage, operate, protect and/or preserve any of Borrower's business or assets, to sell or dispose of any of the Borrower's business or assets, and/or to collect all revenues and profits thereof, and apply the same as required in this Agreement.
(e)  Other Remedies.  Lender shall be free to exercise any other remedy that may be available under this Agreement, the Note, the Warrants, or applicable law.  No right, power, or remedy conferred upon or reserved to Lender by this Agreement, the Note, or the Warrants is intended to be exclusive of any other right, power, or remedy, but each and every such right, power, and remedy shall be cumulative and concurrent and shall be in addition to any other right, power, and remedy given hereunder, the Note or the Warrants or now or hereafter existing at law, in equity, or by statute.
(f)  No Waivers.  No delay or omission by Lender to exercise any right, power, or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power, or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power, and remedy given by this Agreement, the Note, and the Warrants to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

6.             NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement, the Note, and the Warrants must be in writing and shall be deemed to have been validly served, given, or delivered:  (a) upon the earlier of actual receipt and three business days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below.  Lender or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof.

If to a Borrower:   BOURBON BROTHERS HOLDING CORPORATION
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
Attn:  Mitchell Roth, President
Email:  mroth@bourbonbrothers.com

If to Lender:          BOURBON BROTHERS #14, LLC
2 North Cascade Avenue, Suite 1400
Colorado Springs, CO 80903
Attn:  JW Roth
Email:  jwroth@bourbonbrothers.com

7.	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

Colorado law governs this Agreement, the Note, and the Warrants without regard to principles of conflicts of law.  Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in the Denver, Colorado metropolitan area.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 6 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE, THE WARRANTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section shall survive the termination of this Agreement.

8.	GENERAL PROVISIONS

8.1.   Termination Prior to Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.
8.2.   Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights or obligations under it without Lender's prior written consent.
8.3.   Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
8.4.   Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

BOURBON BROTHERS HOLDING CORPORATION

By:  /s/ Mitchell Roth
Name:  Mitchell Roth
Title:  President

LENDER:

BOURBON BROTHERS #14, LLC

By:  /s/ JW Roth
Name:  JW Roth
Title:  Manager